Sugarmade Issues Letter to Shareholders on Verticalization, Expansion, and the Path Ahead in 2021

Monrovia, CA, January 06, 2021 (GLOBE NEWSWIRE) -- via NetworkWire – Sugarmade, Inc. (OTCMKTS:SGMD) (“Sugarmade” or the “Company”) is pleased to issue the following Letter to Shareholders:

Dear Valued Shareholder,

We would like to express our gratitude for your patience and commitment as we continue to steer Sugarmade into what we hope will be a leadership role in the rapidly growing cannabis marketplace as a vertically integrated farm-to-door solution for cannabis consumers.

2020 was a landmark year for Sugarmade as we established, through our capital and operational investment in Budcars, a cannabis delivery service, a distinct and increasingly vertical model for delivering top cannabis-based products to a growing marketplace. We believe this marketplace remains insufficiently supplied and inconsistently accessible for consumers who want more reliable quality and greater convenience.

To that end, we continue to work to expand our reach. We have experienced some delays in opening our new LA hubs, but we continue to work with the city and anticipate that the situation will be resolved in the near term. We also continue to work to widen our delivery reach overall.

In addition, we continue to verticalize our model, creating a full farm-to-door structure that expect to produce high-quality branded cannabis products positioned in a vertical in-house supply chain. We expect that this will provide Sugarmade with optimal margins. We believe that we will also be better able to make use of 280e tax deductions related to production once we have a more vertical structure in place.

With our vertical vision coming together, our advantageous brand development positioning, and an increasingly promising macro context, we are very excited about the year in front of us.

Once again, we would like to express our sincere gratitude to all our stakeholders. Shareholder value is our number one priority, and we very much look forward to keeping you abreast of Company developments as we reach new milestones along the way.

Best Regards,

Jimmy Chan
Chief Executive Officer

About Sugarmade, Inc.

Sugarmade, Inc. (OTCMKTS:SGMD) is involved in two main business areas: (i) the supply of consumable products to the quick-service restaurant sub-sector of the restaurant industry, and as an importer of non-medical personal protection equipment to business and consumers, and (ii) as an investor in the Budcars licensed cannabis delivery service brand and as an equity owner in Budcars’ first operating location in Sacramento, California. During early 2020, the Company gained a 40% stake in the Budcars brand and in the Sacramento delivery operations by acquiring a 40% stake in Indigo Dye Group (“Indigo”). Under the terms of the agreement with Indigo, Sugarmade acquired an option to purchase an additional 30% interest in Budcars, upon which will provide the Company with a controlling interest. As of the date hereof, the option has not yet been exercised and the Company’s stake in Budcars remains at 40%.

Sugarmade Issues Letter to Shareholders on Verticalization, Expansion, and the Path Ahead in 2021

For more information, please visit www.Sugarmade.com.

FORWARD-LOOKING STATEMENTS: This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others. such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained herein.

Corporate Contact:
Jimmy Chan
+1-(888)-982-1628
info@Sugarmade.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com
www.TigerGMP.com

Corporate Communications:

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Los Angeles, California
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